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                                                                    EXHIBIT 21.1

       LIST OF SUBSIDIARIES OF SUNOCO LOGISTICS PARTNERS OPERATIONS L.P.

Name of Subsidiary                                       State of Incorporation
------------------                                       ----------------------

Sunoco Pipeline L.P.                                               Texas

Sunoco Partners Marketing & Terminals L.P.                         Texas

Sunoco Logistics Partners Operations GP LLC                        Delaware